     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 1998
                                                         REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ------------------

                               SEAMED CORPORATION
             (Exact name of registrant as specified in its charter)

              Washington                              91-1002092
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

                           14500 Northeast 87th Street
                         Redmond, Washington 98052-3431
                                 (425) 867-1818
    (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                             1995 SEAMED CORPORATION
                   EMPLOYEE STOCK OPTION AND INCENTIVE PLAN
                              (Full title of plan)

            Edgar F. Rampy                             Copy to:
       Vice President, Treasurer                 Mark R. Beatty, Esq.
      and Chief Financial Officer             Preston Gates & Ellis LLP
          SeaMED Corporation                     5000 Columbia Center
      14500 Northeast 87th Street                  701 Fifth Avenue
    Redmond, Washington 98052-3431          Seattle, Washington 98104-7078
            (425) 867-1818                          (206) 623-7580
 (Name, address and telephone number,
   including area code, of agent for
               service)

===============================================================================
                                       Maximum        Maximum
    Title of                          offering       aggregate       Amount of
   securities      Amount to be       price per    offering price  registration
to be registered  registered (1)       unit (2)           (2)            fee
===============================================================================
Common Stock,
no par value
per share        300,000 shares       $16.6875       $5,006,250      $1,476.84
===============================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 1995 Stock Option and Incentive Plan described herein.
(2) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) of the Act, based upon the average high and low prices of the Common Stock of the Registrant on the Nasdaq Stock Market on April 16, 1998.


--------------------------------------------------------------------------------

                      DOCUMENTS INCORPORATED BY REFERENCE

The contents of Registrant's Registration Statement on Form S-8 (Registration No. 333-31883) registering 200,000 shares of Common Stock for the 1995 SeaMED Corporation Employee Stock Option and Incentive Plan are hereby incorporated by reference.

ITEM 8.  EXHIBITS

 EXHIBIT                             DESCRIPTION
 -------                             -----------

   4.1    --  1995 SeaMED Corporation Stock Option and Incentive Plan, as
              amended and approved by the Company's Shareholders on October 30,
              1997

   5.1    --  Opinion of Preston Gates & Ellis LLP

   23.1    -- Consent of Preston Gates & Ellis LLP(see Exhibit 5.1)

   23.2    -- Consent of Ernst & Young LLP, Independent Auditors

----------

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly authorized and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Redmond, State of Washington on this 21st day of April, 1998.

                                          SeaMED CORPORATION


                                          By     /s/ W. Robert Berg
                                            --------------------------------
                                                     W. Robert Berg
                                                Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 21st day of April, 1998.

      SIGNATURE                             TITLE
      ---------                             -----

   /s/ W. Robert Berg          President, Chief Executive
-----------------------------  Officer and Director (Principal
   W. Robert Berg              Executive Officer)


   /s/ Edgar F. Rampy          Vice President, Treasurer,
-----------------------------  Chief Financial Officer and Director
   Edgar F. Rampy              (Principal Financial Officer)


   /s/ Richard P. Munoz        Controller (Principal
-----------------------------  Accounting Officer)
  Richard P. Munoz

    /s/ Scott Asen             Chairman of the Board, Director
-----------------------------
    R. Scott Asen

   /s/ Stephen J. Clearman     Director
-----------------------------
 Stephen J. Clearman

  /s/ Richard E. Engebrecht    Director
-----------------------------
Richard E. Engebrecht

  /s/ William H. Gates, Sr.    Director
-----------------------------
William H. Gates, Sr.

                               Director
-----------------------------
  Richard O. Martin





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




           INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


 EXHIBIT                             DESCRIPTION                         PAGE
 -------                             -----------                         ----
   4.1    --  1995 SeaMED Corporation Stock Option and Incentive Plan,
              as amended and approved by the Company's Shareholders on
              October 30, 1997.
   5.1    --  Opinion of Preston Gates & Ellis LLP
  23.1    --  Consent of Preston Gates & Ellis LLP (see Exhibit 5.1)
  23.2    --  Consent of Ernst & Young LLP, Independent Auditors



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